Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U. S. C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Color Kinetics Incorporated (the “Company”) on Form 10-Q for the period ended September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, William J. Sims, Chief Executive Officer, and David K. Johnson, Chief Financial Officer, of the Company, certifies, to the best knowledge and belief of the signatory, pursuant to 18 U.S.C.§ 1350, adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:
1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ William J. Sims
William J. Sims
Chief Executive Officer

/s/ David K. Johnson
David K. Johnson
Chief Financial Officer

     Dated: November 8, 2005
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Color Kinetics Incorporated and will be retained by Color Kinetics Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.